1
Forward-Looking Statements
This presentation contains “forward-looking statements,” within the meaning of the federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the Company’s estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events are generally forward-looking statements.
As previously announced, the Company has stated its intention to restate certain of its previously issued financial statements (the “Restatement”). The Restatement and the fiscal 2006 and first quarter fiscal 2007 financial statements have not yet been completed and accordingly all statements herein with respect to historical financial performance are preliminary estimates and are subject to revision pending completion of such financial statements and the fiscal 2006 audit and the Restatement.
The Company’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform to the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward looking statements are the risk that the Company’s actual financial results may change as a result of the completion of the fiscal 2006 audit, the review of the first quarter of fiscal
2007 and the Restatement; the Company may not be able to successfully develop its magazine operations so that they continue to generate sufficient cash flow to enable the Company to meet its obligations under its senior credit facility and bond indentures, including the financial covenants under its senior credit facility; actions of rating agencies; industry and economic conditions; and the risks and uncertainties contained in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

Business Update
• For fiscal 2006, based on preliminary unaudited results, the company expects to report Bank EBITDA
(1)
of $117.3
million, slightly lower than guidance given in June, subject to audit by Deloitte & Touche
– Underlying performance of the core business is stronger, however, due to $4.0 million in expenses related to investments in launches and re-launches, restructuring, severance costs and restatement fees above the
$19.6 million add-back cap
– Results do not reflect impact of restructuring and cost-cutting initiatives previously described
• Management expects Bank EBITDA for the first quarter of fiscal 2007 to be somewhat weaker on a year-
over-year basis, driven primarily by newsstand weakness at Star
– Lack of strong story selection versus competition
– The restatement process and amendment process served to dilute management attention
• Star newsstand sales have rebounded in recent weeks, and the company expects a strong September quarter
– Star newsstand sales up 20% sequentially in the first 6 weeks of the September quarter
– Re-signed employment contract with Bonnie Fuller through April 2009 on substantially the same terms
(1) Bank EBITDA is a non-GAAP financial measure. See slide 7 for an explanation of why we present Bank EBITDA and a reconciliation of Bank EBITDA to the most directly comparable GAAP financial measure.

7
EBITDA Reconciliation
Estimated Financial Results
FYE LTM 3 Months Ended 3 Months Ended
($ in millions) 3/31/06E 6/30/06E 9/30/06P 6/30/05E 6/30/06E 9/30/05E 9/30/06P
Revenue (1) $506.4 $500.9 $498.1 $126.1 $120.6 $130.4 $127.6
Adjusted EBITDA
(2)(3)
$121.3 $114.6 $115.7 $32.2 $25.5 $36.2 $37.3
Add-Backs Above Cap in Credit Agreement
(4)
4.0 0.0 0.0 4.0 0.0 0.0 0.0
Bank EBITDA
(2)
$117.3 $114.6 $115.7 $28.2 $25.5 $36.2 $37.3
Add-Backs Permitted in Credit Agreement
Investments in Launches and Re-Launches $11.7 $11.7 $7.2 $0.0 $0.0 $4.5 $0.0
Restructuring Costs and Severance 2.3 5.7 5.5 0.2 3.6 1.0 0.9
Professional Fees Related to Restatement 3.6 8.4 11.2 0.0 4.8 0.0 2.8
Management Fees 2.0 2.0 2.0 0.5 0.5 0.5 0.5
Reported EBITDA before Add-Backs $97.7 $86.8 $89.8 $27.5 $16.6 $30.1 $33.1
Less: Depreciation and Amortization 45.7 43.3 40.8 12.3 9.9 12.4 9.9
Less: Interest Expense, Net. 96.0 105.3 108.6 20.4 29.7 24.0 27.3
Less: Trademarks Write-Off 122.0 122.0 122.0 0.0 0.0 0.0 0.0
Income/(Loss) Before Provision for Income Taxes ($165.9) ($183.8) ($181.5) ($5.2) ($23.0) ($6.3) ($4.1)
(1)
Revenue results impacted by closure of investment titles.
(2)
Bank EBITDA per AMI's Credit Agreement. Bank EBITDA is a non-GAAP financial measure and is presented because certain covenants in the Company's Credit Agreement are tied to ratios based on this measure. Bank EBITDA should not be considered as an alternative to GAAP measures such as operating income, and the Company's calculation thereof may not be comparable to similarly entitled measures reported by other companies. In addition, the amounts of Bank EBITDA are preliminary estimates and are subject to revision pending completion of the Restatement.
(3)
The Company does not intend to disclose this measure for future financial periods.
(4)
Includes investments in launches and re-launches, restructuring costs and severance costs.